Exhibit 10.3
FIRST AMENDMENT
TO THE
ZIMMER HOLDINGS, INC.
STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS
This First Amendment to the Zimmer Holdings, Inc. Stock Plan for Non-Employee Directors (the “Plan”) is hereby adopted by Zimmer Holdings, Inc. (the “Company”), effective as of January 1, 2005.
WHEREAS, the Plan was adopted effective as of August 6, 2001; and
WHEREAS, the Company wishes to amend the Plan solely to comply with changes required by Section 409A of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2005, as follows:
1.	A new paragraph is added to the end of Section 2, Administration, which shall read as follows:

The Committee shall maintain appropriate records of awards granted and vested prior to January 1, 2005, that may provide for a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), together with any earnings or losses attributable thereto. Such awards shall be governed by the terms of the Plan as in effect on October 3, 2004.

2.	A new Section 5(i) shall be added to the Plan, which shall read as follows:
(i) No Deferral Feature. No Option granted under this Plan shall include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option under Section 83 of the Code, or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in regulations interpreting Section 83 of the Code).
3.	A new Section 6(d) is hereby added, which shall read as follows:
(c) Compliance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event any Award under this Section 6 constitutes or provides for a deferral of compensation within the meaning of Section 409A of the Code, the Award shall comply in all respects with the applicable requirements of Section 409A of the Code; the agreement evidencing the Award shall include all provisions required for the Award to comply with the applicable requirements of Section 409A of the Code; and those provisions of the Award agreement shall be deemed to constitute provisions of the Plan.